SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          August 29, 2005
                                                -------------------------------

Commission           Registrant, State of Incorporation,     I.R.S. Employer
File Number          Address and Telephone Number            Identification No.

1-3526               The Southern Company                    58-0690070
                     (A Delaware Corporation)
                     270 Peachtree Street, N.W.
                     Atlanta, Georgia 30303
                     (404) 506-5000

1-3164               Alabama Power Company                   63-0004250
                     (An Alabama Corporation)
                     600 North 18th Street
                     Birmingham, Alabama 35291
                     (205) 257-1000

001-11229            Mississippi Power Company               64-0205820
                     (A Mississippi Corporation)
                     2992 West Beach
                     Gulfport, Mississippi 39501
                     (228) 864-1211

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by three registrants: The Southern Company, Alabama Power Company and Mississippi Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.      Other Events.

         On August 29, 2005, Hurricane Katrina hit the coast of Alabama, Mississippi and Louisiana and continued north through the states of Alabama, Mississippi and Louisiana, causing substantial damage in the service territories of Mississippi Power Company (Mississippi Power) and Alabama Power Company (Alabama Power). Both Alabama Power and Mississippi Power sustained significant damage to their distribution and transmission facilities.

         All of Mississippi Power's 195,000 customer accounts were without electrical service immediately after the hurricane struck. Mississippi Power restored power to all customers who were able to receive power by September 10, 2005. Restoration efforts are ongoing for the approximately 19,500 customers who remain unable to receive power, as well as to make permanent improvements in areas where temporary emergency repairs were necessary.

         Mississippi Power's Plant Watson was also damaged. Plant Watson has six generating units, including three gas-fired units totaling 262 megawatts (MW), two coal-fired units totaling 750 MW, and a 40 MW gas turbine. Mississippi Power currently expects the coal-fired units at Plant Watson to be returned to service by the end of 2005. The gas units operate primarily to serve summer peak loads. Their condition is currently being evaluated, with repairs expected to be completed before the summer of 2006.

         As described in Note 1 to Mississippi Power's financial statements under "Provision for Property Damage" included in its Annual Report on Form 10-K for the year ended December 31, 2004 (Form 10-K), Mississippi Power maintains an accumulated provision for property damage to cover the cost of damages from major storms to its transmission and distribution lines and the cost of uninsured damages to its generation facilities and other property. At August 31, 2005, the balance in the accumulated provision for property damage was $5.6 million. Mississippi Power's


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current annual accrual to the provision for property damage, as approved by the
Mississippi Public Service Commission (PSC), is $1.5 million to $4.6 million. Mississippi Power currently estimates total costs of repairing the damage to its facilities and restoring service to customers will be approximately $245 million to $295 million. Business and governmental authorities are still reviewing redevelopment plans for portions of the most severely damaged areas along the Mississippi shoreline. Until such plans are complete, Mississippi Power cannot determine the related electric power needs and has excluded these areas from its current cost estimates. The ultimate impact of redevelopment plans in these areas on Mississippi Power's cost estimates cannot now be determined. Mississippi Power is pursuing recovery of certain of the Hurricane Katrina storm-related costs through its insurance carriers. The amount of insurance recovery cannot be estimated at this time.

         Mississippi Power has requested an accounting order from the Mississippi PSC to defer the uninsured Hurricane Katrina storm-related costs above the accumulated provision for property damage. If Mississippi PSC approval of such request is not received, such costs would have a material effect on Mississippi Power's financial statements. Mississippi Power expects to work with the Mississippi PSC to recover such costs over an appropriate time period to be determined by the Mississippi PSC. The ultimate outcome of these matters cannot now be determined.

         Additionally, Mississippi Power currently estimates that the power outages from Hurricane Katrina and related reductions to certain customer loads will reduce retail and territorial wholesale sales revenues by approximately $12 million to $14 million for the quarter


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                                      - 3 -

ending September 30, 2005 and $10 million to $12 million for the quarter ending December 31, 2005. Mississippi Power is evaluating opportunities to mitigate the impact of these reductions in customer loads. Absent such mitigating measures, the impact of these reduced revenues is expected to be material to Mississippi Power's net income for both the quarter ending September 30, 2005 and the year ending December 31, 2005.

         See Note 6 to the financial statements of Mississippi Power under "Bank Credit Arrangements" in its Form 10-K and Management's Discussion and Analysis - "Financial Condition and Liquidity" of Mississippi Power in its Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (Form 10-Q) for information related to Mississippi Power's liquidity. Mississippi Power expects to secure an additional $225 million of revolving bank credit arrangements in October 2005. Management believes Mississippi Power has adequate access to a variety of capital sources and sufficient liquidity to meet all obligations, including costs associated with Hurricane Katrina.

         Approximately 636,000 of Alabama Power's 1,370,000 customer accounts were without electrical service immediately after the hurricane struck. Alabama Power restored power to all customers who were able to receive power by September 7, 2005. As described in Note 1 to the financial statements of Alabama Power under "Natural Disaster Reserve" included in its Form 10-K, Alabama Power maintains a reserve to cover uninsured operating and maintenance expenses resulting from storms. At June 30, 2005, the balance in the natural disaster reserve was approximately $4.2 million. See Note (I) to the Condensed Financial Statements of Alabama Power included in its Form 10-Q for information related to Hurricane Dennis, which impacted Alabama Power's service territory in July 2005, resulting in approximately $35 million in total


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                                      - 4 -

damages, with approximately $28 million of such costs related to operating and maintenance expenses. Alabama Power currently estimates total costs of repairing the Hurricane Katrina damage to its facilities and restoring service to customers will be approximately $70 million to $85 million, of which approximately $40 million to $50 million is currently estimated to relate to operating and maintenance expenses.

         In August 2005, Alabama Power received approval from the Alabama PSC to defer the Hurricane Dennis storm-related costs, which resulted in a negative balance in the natural disaster reserve. Alabama Power will request similar approval from the Alabama PSC to defer the Hurricane Katrina storm-related costs. If Alabama PSC approval of such request is not received, such costs would have a material effect on Alabama Power's financial statements. Alabama Power's current annual accrual to the natural disaster reserve, as approved by the Alabama PSC, is $3 million, with additional accruals allowed whenever the reserve balance is less than $22.4 million. Consistent with the Alabama PSC order related to Hurricane Dennis storm-related costs, Alabama Power expects to work with the Alabama PSC to address recovery of the negative disaster reserve balance. The ultimate impact of these matters cannot now be determined.

         Additionally, based on current projections, reductions in retail sales revenues as a result of the power outages from Hurricanes Dennis and Katrina are not expected to have a material impact on Alabama Power's net income for the quarter ending September 30, 2005 or for the year ending December 31, 2005.

         See Note 6 to the financial statement of Alabama Power under "Bank Credit Arrangements" in its Form 10-K and Management's Discussion and Analysis - "Financial


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                                      - 5 -

Condition and Liquidity" of Alabama Power in its Form 10-K and its Form 10-Q for information related to Alabama Power's liquidity. Management believes Alabama Power has adequate available liquidity to meet all obligations, including costs associated with Hurricane Katrina.

         Based on current projections, reductions in retail and territorial wholesale sales revenues as a result of the power outages from Hurricane Katrina are not expected to have a material impact on the consolidated net income of The Southern Company for the quarter ending September 30, 2005 or for the year ending December 31, 2005. Additionally, management believes Southern Company has adequate available liquidity to meet its obligations, including costs associated with Hurricane Katrina.

Forward Looking Statements:

         Certain information contained in this report is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning Plant Watson's return to service, estimated amounts and effects on the financial condition of the registrants of the storm costs and reduced revenues, and the ability to recover costs. The registrants caution that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of the registrants; accordingly, there can be no assurance that such suggested results will be realized.


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                                      - 6 -

         The following factors, in addition to those discussed in each registrant's Form 10-K, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, and also changes in environmental, tax and other laws and regulations to which the registrants are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries; the effects, extent and timing of the entry of additional competition in the markets in which the registrants operate; variations in demand for electricity and gas, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to the registrants; the ability of counterparties of the registrants to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on the registrants' business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including the registrants' credit ratings; the ability of the registrants' to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, other hurricanes or other similar occurrences; the direct or indirect effects on the registrants' business resulting from


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                                      - 7 -

incidents similar to the August 2003 power outage in the Northeast; the effect of accounting pronouncements issued periodically by standard-setting bodies; the uncertainties associated with the efforts to remediate the effects of Hurricane Katrina and the recovery of related costs; and other factors discussed elsewhere herein and in other reports filed by the registrants from time to time with the Securities and Exchange Commission. The registrants expressly disclaim any obligation to update any forward-looking information.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     September 27, 2005                       THE SOUTHERN COMPANY



                                                   By /s/Patricia A. Roberts
                                                        Patricia A. Roberts
                                                        Assistant Secretary


                                                   ALABAMA POWER COMPANY
                                                   MISSISSIPPI POWER COMPANY



                                                   By     /s/Wayne Boston
                                                            Wayne Boston
                                                        Assistant Secretary